Exhibit 4.1
Execution Version
FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) dated as of April 7, 2009, is by and among Concho Resources Inc., a Delaware corporation (the “Borrower”), the Lenders party hereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”). Unless the context otherwise requires or unless otherwise expressly defined herein, capitalized terms used but not defined in this Amendment have the meanings assigned to such terms in the Credit Agreement (as defined below).
WITNESSETH:
     WHEREAS, the Borrower, the Administrative Agent and the Lenders entered into that certain Amended and Restated Credit Agreement dated as of July 31, 2008 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”); and
     WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement in certain respects and the Administrative Agent and the Required Lenders have agreed to do so on the terms and conditions hereinafter set forth.
     NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, the Administrative Agent and the Lenders, hereby agree as follows:
     SECTION 1. Amendments to Credit Agreement. Subject to the satisfaction or waiver in writing of each condition precedent set forth in Section 2, and in reliance on the representations, warranties, covenants and agreements contained in this Amendment, the Credit Agreement shall be amended in the manner provided in this Section 1.
     1.1 Amended Definitions. The following definitions in Section 1.01 of the Credit Agreement shall be and they hereby are amended and restated in their entirety to read as follows:
     “Alternate Base Rate ” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus one-half of one percent (½ of 1%) and (c) the LMIR on such day plus 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LMIR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LMIR, respectively.
     “Applicable Rate” means, for any day, with respect to any ABR Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees, as the case may be, the applicable rate per annum set forth below under the caption “ABR Spread” , “Eurodollar Spread” or “Unused Commitment Fee “, as the case may be, based upon the Borrowing Base Usage as set forth below:
First Amendment to Amended and Restated Credit Agreement - Page 1

Borrowing	Eurodollar		Unused
Base Usage	Spread	ABR Spread	Commitment Fee
≥90%	3.00%	2.125%	0.50%
≥75% and <90%	2.75%	1.875%	0.50%
≥50% and <75%	2.50%	1.625%	0.50%
≥25% and <50%	2.25%	1.375%	0.50%
<25%	2.00%	1.125%	0.50%
Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.
     “Defaulting Lender” means any Lender, as reasonably determined by the Administrative Agent, that has (a) failed to fund any portion of the participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) failed to fund any portion of the Revolving Loans required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute, (c) notified the Borrower, the Administrative Agent, the L/C Issuer, the Swing Line Lender or any other Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement, (d) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
     “Letter of Credit” means any standby letter of credit issued hereunder and, to the extent outstanding on the Closing Date, any letter of credit issued under the Original Credit Agreement, including Letter of Credit No. CTCS 282668, dated September 22, 2006, issued by JPMorgan Chase Bank, N.A. for the account of Henry Petroleum LP and Letter of Credit No. CTCS 324916, dated April 19, 2007, issued by JPMorgan Chase Bank, N.A. for the account of Henry Petroleum LP, and any renewals of any of the foregoing letters of credit after the Closing Date.
First Amendment to Amended and Restated Credit Agreement - Page 2

     1.2 Additional Definitions. The following definitions shall be added in alphabetical order to Section 1.01 of the Credit Agreement:
     “Cash Collateral Account” means a deposit account with, and in the name of, the Administrative Agent, for the benefit of the Lenders, established and maintained for the deposit of cash collateral required under or in connection with this Agreement and the other Loan Documents.
     “LMIR ” means, for any day, a rate per annum equal to the rate for one month U.S. dollar deposits as reported on Page 3750 of the Dow Jones Market Service (formerly known as the Telerate Service) as of 11:00 a.m., London time, on such day, or if such day is not a Business Day, then the immediately preceding Business Day (or if not so reported, then any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market).
     1.3 Cash Collateralization. Section 2.04(j) of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     (j) Cash Collateralization.
     (i) If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with L/C Exposure representing greater than sixty-six and two-thirds percent (66-2/3%) of the total L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in the Cash Collateral Account an amount in cash equal to the total L/C Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Section 8.01.
     (ii) Deposits in the Cash Collateral Account made pursuant to the foregoing paragraph (i) and Section 2.21 shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the Borrower hereby grants a security interest in such cash and each deposit account into which such cash is deposited and all proceeds, including cash and non-cash proceeds of the foregoing, to secure the Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over the Cash Collateral Account. Other than any interest earned on the investment of such deposits and interest at the rate per annum in effect for accounts of the same type maintained with the Administrative Agent at such time, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such
First Amendment to Amended and Restated Credit Agreement - Page 3

investments shall accumulate in and be credited to such account for the benefit of the Borrower and shall become a part thereof for all purposes. Any taxes payable on such interest or profits shall be attributed to and paid by the Borrower. Moneys in such account shall be applied by the Administrative Agent to reimburse the L/C Issuer for L/C Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the L/C Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with L/C Exposure representing sixty-six and two-thirds percent (66-2/3%) or more of the total L/C Exposure), be applied to satisfy other Obligations and to the extent any excess remains after payment in full in cash of all Obligations and the termination of all Commitments, such excess shall be released to the Borrower.
     (iii) If the Borrower is required to provide cash collateral pursuant to paragraph (i) above or Section 2.21, the amount of such cash collateral (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after (x) in the case of cash collateral provided pursuant to paragraph (i) above, all Events of Default have been cured or waived and (y) in the case of cash collateral provided pursuant to Section 2.21, the applicable Defaulting Lender is no longer a Defaulting Lender.
     1.4 Defaulting Lender Participation Fees. The following shall be and it hereby is added to the end of Section 2.12(b) of the Credit Agreement:
Notwithstanding anything to the contrary contained herein, for so long as any Lender is a Defaulting Lender hereunder and, to the extent required, the Borrower has cash collateralized such Defaulting Lender’s portion of the total L/C Exposure pursuant to Section 2.21, the portion of the participation fees attributable to such Defaulting Lender pursuant to clause (i) of this Section 2.12(b) shall cease to accrue pursuant to the terms of this Section 2.12(b) and the Borrower shall have no obligation to pay any participation fees to the Administrative Agent for the account of such Defaulting Lender for the period of time such Lender is a Defaulting Lender and, to the extent required, such Defaulting Lender’s portion of the total L/C Exposure is cash collateralized pursuant to Section 2.21; provided, however, that in the event the Borrower has not cash collateralized any Defaulting Lender’s portion of the total L/C Exposure pursuant to, and as required under, Section 2.21, then, without prejudice to any rights or remedies of the L/C Issuer or any Lender hereunder, all participation fees accruing during the period of time such Lender is a Defaulting Lender that otherwise would have been payable for the account of such Defaulting Lender pursuant to clause (i) of this Section 2.12(b) shall be payable to the L/C Issuer for the account of the L/C Issuer until such Defaulting Lender’s L/C Exposure is cash collateralized pursuant to, and as required under, Section 2.21.
     1.5 Defaulting Lenders. The following shall be and it hereby is added to the end of Article II as Section 2.21 of the Credit Agreement:
     2.21 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions
First Amendment to Amended and Restated Credit Agreement - Page 4

shall apply for so long as such Lender is a Defaulting Lender:
     (a) if any Swingline Exposure or L/C Exposure exists at the time a Lender is a Defaulting Lender, the Borrower shall within three (3) Business Days following notice by the Administrative Agent (i) prepay such Swingline Exposure or, if agreed by the Swingline Lender, cash collateralize the Swingline Exposure of the Defaulting Lender on terms satisfactory to the Swingline Lender and (ii) cash collateralize such Defaulting Lender’s L/C Exposure in accordance with procedures set forth in Section 2.04(j) for so long as such L/C Exposure is outstanding;
     (b) the Swingline Lender shall not be required to fund any Swingline Loan and the L/CIssuer shall not be required to issue, amend or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.21(a); and
     (c) all cash collateral provided by the Borrower in accordance with Section 2.21(a) shall be deposited in the Cash Collateral Account.
     1.6 Title Confirmation. Section 6.14 of the Credit Agreement shall be and it hereby is amended in its entirety to read as follows:
     6.14 Delivery of Title Opinions. As and when requested by the Administrative Agent, deliver to the Administrative Agent such reports, opinions of counsel (which opinions are not required to be addressed to the Administrative Agent) and other evidence of title as the Administrative Agent shall deem reasonably necessary or appropriate to verify (i) clear and valid title (except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) of the Borrower and its Restricted Subsidiaries to not less than eighty percent (80%) of the Engineered Value of the Borrowing Base Properties that are required to be subject to a Mortgage pursuant to Section 6.16(c) and at least the working interest and net revenue interest in such oil and gas properties set forth in the most recent Engineering Report and (ii) the validity, perfection and priority of the Liens created by the Mortgages and Security Instruments and such other matters regarding such Mortgages as Administrative Agent shall reasonably request, except that opinions of counsel regarding priority of the Liens shall not be required.
     1.7 Redetermined Borrowing Base. This Amendment shall constitute a notice of the Redetermination of the Borrowing Base pursuant to Section 3.02 of the Credit Agreement, and the Administrative Agent hereby notifies the Borrower that, as of the date of this Amendment, the redetermined Borrowing Base is $960,000,000.
SECTION 2. Conditions. The amendments to the Credit Agreement contained in Section 1 of this Amendment and the redetermination of the Borrowing Base as set forth in Section 1 of this Amendment shall be effective upon the satisfaction of each of the conditions set forth in this Section 2.
First Amendment to Amended and Restated Credit Agreement - Page 5

     2.1 Execution and Delivery. Each Loan Party and the Required Lenders shall have executed and delivered this Amendment and any other documents requested by the Administrative Agent prior to the date hereof, all in form and substance satisfactory to the Administrative Agent.
     2.2 No Default. No Default shall have occurred and be continuing.
     2.3 Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its special counsel may reasonably request prior to the date hereof, and all such documents shall be in form and substance satisfactory to the Administrative Agent.
     2.4 Legal Matters Satisfactory. All legal matters incident to the consummation of the transactions contemplated hereby shall be reasonably satisfactory to special counsel for the Administrative Agent retained at the expense of the Borrower.
SECTION 3. Representations and Warranties of the Borrower. To induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Lenders as follows:
     3.1 Reaffirmation of Representations and Warranties/Further Assurances. After giving effect to the amendments herein, each representation and warranty of the Borrower or any Guarantor contained in the Credit Agreement or in any other Loan Document is true and correct in all material respects on the date of this Amendment (except to the extent such representations and warranties relate solely to an earlier date).
     3.2 Corporate Authority; No Conflicts. The execution, delivery and performance by the Borrower and each Guarantor (to the extent a party hereto or thereto) of this Amendment and all documents, instruments and agreements contemplated herein are within the Borrower’s or such Guarantor’s corporate or other organizational powers, have been duly authorized by necessary action, require no approval, consent or action by or in respect of, or filing with, any court or agency of government.
     3.3 Enforceability. This Amendment constitutes the valid and binding obligation of the Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.
SECTION 4. Miscellaneous.
     4.1 Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the Loan Documents shall, except as amended and modified hereby, remain in full force and effect. The Borrower hereby agrees that the amendments and modifications herein contained shall not impair the liabilities, duties and obligations of the Borrower or any Guarantor under the Credit Agreement and the other Loan Documents or the Liens securing the payment and performance thereof.
First Amendment to Amended and Restated Credit Agreement - Page 6

     4.2 Parties in Interest. All of the terms and provisions of this Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.
     4.3 Legal Expenses. The Borrower hereby agrees to pay all reasonable fees and expenses of special counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this Amendment and all related documents.
     4.4 Counterparts. This Amendment may be executed in one or more counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. However, this Amendment shall bind no party until the Borrower, the Lenders (or at least the required percentage thereof), and the Administrative Agent have executed a counterpart. Delivery of photocopies of the signature pages to this Amendment by facsimile or electronic mail shall be effective as delivery of manually executed counterparts of this Amendment.
     4.5 Complete Agreement. THIS AMENDMENT, THE CREDIT AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     4.6 Headings. The headings, captions and arrangements used in this Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Amendment, nor affect the meaning thereof.
     4.7 Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the state of Texas.
[Remainder of Page Intentionally Blank. Signature Pages Follow.]
First Amendment to Amended and Restated Credit Agreement - Page 7

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Amended and Restated Credit Agreement to be duly executed as of the date first above written.

BORROWER: CONCHO RESOURCES INC., a Delaware corporation
By:	/s/ Darin G. Holderness
Name: Darin G. Holderness
Title: Vice President and Chief Financial Officer

First Amendment to Amended and Restated Credit Agreement
Signature Page

JPMORGAN CHASE BANK, N.A., as Administrative Agent
By:	/s/ Kimberly Coil
Kimberly Coil
Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender, L/C Issuer and Swing Line Lender
By:	/s/ Kimberly Coil
Kimberly Coil
Senior Vice President

First Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF AMERICA, N.A., as Syndication Agent and a Lender
By:	/s/ Jeffrey H. Rathkamp
Name: Jeffrey H. Rathkamp
Title: Managing Director

First Amendment to Amended and Restated Credit Agreement
Signature Page

BNP PARIBAS,
as a Co-Documentation Agent and a Lender

By:	/s/ Richard Hawthorne
Name:	RICHARD HAWTHORNE
Title:	DIRECTOR

By:	/s/ Courtney Kubesch
Name:	COURTNEY KUBESCH
Title:	VICE PRESIDENT
First Amendment to Amended and Restated Credit Agreement
Signature Page

CALYON NEW YORK BRANCH,
as a Co-Documentation Agent and a Lender

By:	/s/ Tom Byargeon
Name:	Tom Byargeon
Title:	Managing Director

By:	/s/ Sharada Manne
Name:	Sharada Manne
Title:	Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

ING CAPITAL LLC,
as a Co-Documentation Agent and a Lender

By:	/s/ Charles E. Hall
Name:	Charles E. Hall
Title:	Managing Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF SCOTLAND,
as a Lender

By:
Name:
Title:
First Amendment to Amended and Restated Credit Agreement
Signature Page

BANK OF TEXAS N.A.,
as a Lender

By:	/s/ J. Michael Delbridge
Name:	J. Michael Delbridge
Title:	Senior Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

CITIBANK, N.A. (formerly Citibank Texas, N.A.),
as a Lender

By:	/s/ Gary T. Brednich
Name:	Gary T. Brednich
Title:	Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

FORTIS CAPITAL CORP.,
as a Lender

By:	/s/ Michele Jones
Name:	Michele Jones
Title:	Director

By:	/s/ Ilene Fowler
Name:	Ilene Fowler
Title:	Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

THE FROST NATIONAL BANK,
as a Lender

By:	/s/ Alex Zemkoski
Name:	Alex Zemkoski
Title:	Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

NATIXIS (formerly Natexis Banques Populaires),
as a Lender

By:	/s/ Donovan C. Broussard
Name:	Donovan C. Broussard
Title:	Managing Director

By:	/s/ Liana Tchernysheva
Name:	Liana Tchernysheva
Title:	Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

SCOTIABANC INC.,
as a Lender

By:	/s/ J. F. Todd
Name:	J. F. Todd
Title:	Managing Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

STERLING BANK,
as a Lender

By: Name:	/s/ Melissa Bauman Melissa Bauman
Title:	Senior Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Bruce E. Hernandez Bruce E. Hernandez
Title:	Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

WACHOVIA BANK, NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Hank Biedrzycki Hank Biedrzycki
Title:	Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

UNION BANK OF CALIFORNIA, N.A.,
as a Lender

By: Name:	/s/ Timothy Brendel Timothy Brendel
Title:	Vice President

By: Name:	/s/ Sean Murphy Sean Murphy
Title:	Senior Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

COMPASS BANK,
as a Lender

By: Name:	/s/ Dorothy Marchand DOROTHY MARCHAND
Title:	SENIOR VICE PRESIDENT
First Amendment to Amended and Restated Credit Agreement
Signature Page

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: Name:	/s/ Todd Coker Todd Coker
Title:	AVP
First Amendment to Amended and Restated Credit Agreement
Signature Page

SUMITOMO MITSUI BANKING CORPORATION,
as a Lender

By:	/s/ William M. Ginn
Name:	William M. Ginn
Title:	General Manager
First Amendment to Amended and Restated Credit Agreement
Signature Page

WELLS FARGO BANK, N.A.,
as a Lender

By:	/s/ Tom K. Martin
Name:	Tom K. Martin
Title:	Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page

SUNTRUST BANK,
as a Lender

By:	/s/ Yann Pirio
Name:	Yann Pirio
Title:	Director
First Amendment to Amended and Restated Credit Agreement
Signature Page

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Vice President

By:	/s/ Omayra Laucella
Name:	Omayra Laucella
Title:	Vice President
First Amendment to Amended and Restated Credit Agreement
Signature Page